UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01        Entry into a Material Definitive Agreement.

Loan Agreement

On June 24, 2020 (the “Closing Date”), HTG Molecular Diagnostics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”), by and among the Company and Silicon Valley Bank (“SVB”), as lender, which provides a secured term loan in the principal amount of $10.0 million (the “Term Loan”).

The proceeds from the Term Loan were fully funded on the June 25, 2020. The proceeds from the Term Loan, together with cash on hand, were used to repay in full all outstanding amounts and fees due under the (i) Credit and Security Agreement (Term Loan), dated as of March 26, 2018, by and among the Company, as borrower, the lenders party thereto from time to time and MidCap Financial Trust, as agent (the “MidCap Term Loan”), in the aggregate amount of approximately $7.5 million, (ii) Credit and Security Agreement (Revolving Loan), dated as of March 26, 2018, by and among the Company, as borrower, the lenders party thereto from time to time and MidCap Funding IV Trust (together with MidCap Financial Trust, “MidCap”), as agent (the “MidCap Revolving Loan”), in the aggregate amount of approximately $22,000 and (iii) Subordinated Convertible Promissory Note, dated as of October 26, 2017, issued by the Company to Qiagen North American Holdings, in the aggregate amount of approximately $3.2 million.

The Term Loan bears interest at a floating rate equal to the greater of 2.50% above the Prime Rate (as defined in the Loan Agreement) and 5.75%. Interest on the Term Loan is due and payable monthly in arrears. The Term Loan has interest-only payments through June 30, 2021. The interest only period may be extended for six months upon the achievement of an equity milestone as more fully described in the Loan Agreement. The ultimate interest-only period will be followed by equal monthly payments of principal and interest through the maturity date of January 1, 2024.

Prepayments of the Term Loan, in whole or in part, will be subject to early termination fees in an amount equal to 3.0% of principal prepaid if prepayment occurs on or prior to the first anniversary of the Closing Date, 2.0% of principal prepaid in prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, and 1.0% of principal prepaid if prepayment occurs after the second anniversary of the Closing Date and prior to the maturity date.

Upon termination of the Loan Agreement, the Company is required to pay an exit fee equal to 8.00% of the principal amount of the Term Loan.

The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of its assets, excluding intellectual property (which is subject to a negative pledge). Additionally, the Company’s future subsidiaries, if any, may be required to become co-borrowers or guarantors under the Loan Agreement.

The Loan Agreement contains customary affirmative covenants and customary negative covenants limiting the Company’s ability and the ability of the Company’s subsidiaries, if any, to, among other things, dispose of assets, undergo a change in control, merge or consolidate, make acquisitions, incur debt, incur liens, pay dividends, repurchase stock and make investments, in each case subject to certain exceptions. The Company must also comply with a financial covenant requiring the Company to maintain unrestricted cash at an account with SVB of not less than the greater of (i) $12.5 million and (ii) an amount equal to six (6) times the amount of Company’s average trailing three (3) month Cash Burn (as defined in the Loan Agreement), tested monthly as of the last day of each month.

The Loan Agreement also contains customary events of default relating to, among other things, payment defaults, breaches of covenants, a material adverse change, delisting of the Company’s common stock, bankruptcy and insolvency, cross defaults with certain material indebtedness and certain material contracts, judgments, and inaccuracies of representations and warranties. Upon an event of default, SVB may declare all or a portion of the Company’s outstanding obligations to be immediately due and payable and exercise other rights and remedies provided for under the agreement. During the existence of an event of default, interest on the obligations could be increased by 5.0%.

Warrant

In connection with the Loan Agreement, the Company granted to SVB a warrant to purchase up to 643,413 shares of the Company’s common stock at a purchase price of $0.7771 per share (the “Warrant”). The Warrant will expire on June 24, 2030 and may be exercised for cash or at the election of the holder on a cashless, net exercise basis.

The foregoing is only a summary of the material terms of the Loan Agreement and the Warrant and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1 to this report, respectively.

Item 1.02   Termination of a Material Definitive Agreement.

In connection with the repayment by the Company of all outstanding amounts due under the MidCap Term Loan and the MidCap Revolving Loan, the Company and MidCap entered into a payoff letter providing for the termination of the MidCap Term Loan and the MidCap Revolving Loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above regarding the Term Loan is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above regarding the Warrant is incorporated by reference into this Item 3.02. The Warrant was issued, and the shares of Common Stock issuable upon exercise of the Warrant will be issued, in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Warrant to Purchase Common Stock, issued to Silicon Valley Bank on June 24, 2020.

10.1	Loan and Security Agreement, dated June 24, 2020, by and among the Company and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2020	HTG Molecular Diagnostics, Inc.

	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
SVP and Chief Financial Officer